UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 17th St. Office 3002
Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Ryan Steelberg was appointed as President and Chief Executive Officer of Veritone, Inc. (the “Company”) on January 1, 2023. Mr. Steelberg previously served as the Company’s President and was appointed as Chief Executive Officer in connection with the resignation of Chad Steelberg, the Company’s prior Chief Executive Officer, who continues to serve as Chairperson of the Company’s Board of Directors. In connection with such transition, the Company entered into new employment agreements with Ryan Steelberg and Michael L. Zemetra, its current Chief Financial Officer.

Employment Agreement with President and Chief Executive Officer

On January 19, 2023, the Company entered into an employment agreement (the “Steelberg Employment Agreement”) with Ryan Steelberg, effective as of January 1, 2023, which supersedes the employment agreement previously entered into with him in June 2020. The Steelberg Employment Agreement reflects Ryan Steelberg’s promotion to Chief Executive Officer and amends various compensation and other terms associated with his new role but otherwise includes the same material terms as his previously disclosed employment agreement. The principal modified terms of the Steelberg Employment Agreement are summarized below.

The Steelberg Employment Agreement is effective as of January 1, 2023 and has an indefinite term. Pursuant to the Steelberg Employment Agreement, Ryan Steelberg will become the Company’s Chief Executive Officer and will also continue to serve as President. Ryan Steelberg’s annual base salary will be $525,000, and he will be eligible to receive an annual cash bonus with a target of not less than 100% of his then-current base salary, to be determined by the Compensation Committee of the Board of Directors of the Company in accordance with the Company’s Bonus Plan. The Company also will pay Ryan Steelberg a one-time $400,000 cash promotion bonus.

Pursuant to the Steelberg Employment Agreement, the Company will grant Ryan Steelberg equity in the form of time-based restricted stock units (“RSUs”) and performance-based RSUs. The time-based RSU award will have a value of $1,000,000 and the performance-based RSU award will have a target value of $1,000,000, each with the number of shares determined by dividing the dollar value by the 90-day average closing price of the Company’s common stock prior to the date of the grant. The time-based RSU award will vest in three equal installments on the first three anniversaries of the effective date of the Steelberg Employment Agreement, subject to continuous service. The performance-based RSU award will vest based on achievement of revenue and net income targets over a three-year performance period, modified by the Company’s relative total shareholder return over the three-year period as compared with the S&P Software and Services Select Industry Index. Ryan Steelberg may earn between 0% to 200% of the target number of shares based on such performance. The performance-based RSU award is subject to acceleration or conversion to a time-based award under certain circumstances relating to a change in control and separation of his employment.

The Steelberg Employment Agreement provides for payment of other benefits including (i) purchase of a separate healthcare policy covering Ryan Steelberg and his family, (ii) reimbursement of legal fees reasonably incurred in the negotiation of the employment agreement, up to a maximum of $15,000, and (iii) other benefits generally made available to employees under the Company’s employee benefit plans.

The Steelberg Employment Agreement is an at-will agreement and may be terminated at any time and for any reason or without reason. However, if Ryan Steelberg terminates employment as a Good Leaver (as defined in the Steelberg Employment Agreement), then he will be entitled to receive cash severance payments equal to 1.5x his then-current base salary and target annual bonus (with such annual target bonus calculated pro rata for the year as of the date of termination of employment), payable over twelve months, payment of his healthcare policy premiums during the 12-month severance period and full acceleration of any unvested time-based equity awards and options. If he terminates employment as a Good Leaver within three months prior to or twelve months following a change in control, he will receive a lump sum cash severance payment equal to 1.5x his then-current base salary and target annual bonus (with such annual target bonus calculated pro rata for the year as of the date of termination of employment), a payment equal to one year of his healthcare policy premiums on an after-tax basis and full acceleration of any unvested time-based equity awards and options. Performance-based equity awards will be governed by their terms.

The foregoing description of the Steelberg Employment Agreement is qualified in its entirety by reference to the full text of the Steelberg Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement with Chief Financial Officer

On January 19, 2023, the Company entered into an employment agreement (the “Zemetra Employment Agreement”) with Michael L. Zemetra, effective as of January 1, 2023, which supersedes the employment agreement previously entered into with him in October 2020. The Zemetra Employment Agreement amends various compensation and other terms associated with his continuing role as Chief Financial Officer with the Company but otherwise includes the same material terms as his previously disclosed employment agreement. The principal modified terms of the Zemetra Employment Agreement are summarized below.

The Zemetra Employment Agreement is effective as of January 1, 2023 and has an indefinite term. Pursuant to the Zemetra Employment Agreement, Michael Zemetra will continue in his role as the Company’s Chief Financial Officer. Michael Zemetra’s annual base salary will be $400,000, and he will be eligible to receive an annual cash bonus with a target of not less than 60% of his then-current base salary, to be determined by the Compensation Committee of the Board of Directors of the Company in accordance with the Company’s Bonus Plan.

Pursuant to the Zemetra Employment Agreement, the Company will grant Michael Zemetra equity in the form of time-based restricted stock units (“RSUs”) and performance-based RSUs. The initial time-based RSU award will have a value of $450,000, and on or before June 30, 2023, and subject to the Company’s stockholders approving a new equity incentive plan, a second time-based RSU will have a value of $150,000, and the performance-based RSU award will have a target value of $150,000, each with the number of shares determined by dividing the dollar value by the 90-day average closing price of the Company’s common stock prior to the date of the grant. The time-based RSU awards will vest in three equal installments on the first three anniversaries of the effective date of the Zemetra Employment Agreement, subject to continuous service. The performance-based RSU award will vest based on achievement of revenue and net income targets over a three-year performance period, modified by the Company’s relative total shareholder return over the three-year period as compared with the S&P Software and Services Select Industry Index. Michael Zemetra may earn between 0% to 200% of the target number of shares based on such performance. The performance-based RSU award is subject to acceleration or conversion to a time-based award under certain circumstances relating to a change in control and separation of his employment.

The Zemetra Employment Agreement provides for payment of other benefits including (i) payment of 100% of the costs of healthcare benefits for Michael Zemetra and his family, (ii) reimbursement of legal fees reasonably incurred in the negotiation of the employment agreement, up to a maximum of $5,000, and (iii) other benefits generally made available to employees under the Company’s employee benefit plans.

The Zemetra Employment Agreement is an at-will agreement and may be terminated at any time and for any reason or without reason. However, if Michael Zemetra terminates employment as a Good Leaver (as defined in the Zemetra Employment Agreement), then he will be entitled to receive cash severance payments equal to 1x his then-current base salary and target annual bonus (with such annual target bonus calculated pro rata for the year as of the date of termination of employment), payable over twelve months, and payment of his COBRA premiums during the 12-month severance period. If he terminates employment as a Good Leaver within three months prior to or twelve months following a change in control, he will receive a lump sum cash severance payment equal to 1.5x his then-current base salary and target annual bonus (with such annual target bonus calculated pro rata for the year as of the date of termination of employment), a payment equal to one year of his COBRA premiums on an after-tax basis for the group health plan in which he is enrolled at the time of termination, and full acceleration of any unvested time-based equity awards and options. Performance-based equity awards will be governed by their terms.

The foregoing description of the Zemetra Employment Agreement is qualified in its entirety by reference to the full text of the Zemetra Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1*	Employment Agreement, dated January 19, 2023, between Veritone, Inc. and Ryan Steelberg
10.2*	Employment Agreement, dated January 19, 2023, between Veritone, Inc. and Michael L. Zemetra
104	Cover Page Interactive Data File (formatted in Inline XBRL)
*Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date:	January 20, 2023	By:	/s/ Michael L. Zemetra
Michael L. Zemetra Executive Vice President, Chief Financial Officer and Treasurer